UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2005

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 2.01. Acquisition or Disposition of Assets.

On April 26, 2005, Marchex, Inc., a Delaware corporation (“Marchex” or the “Company”), completed the acquisition of certain assets of Pike Street Industries, Inc., a Washington corporation (“Pike Street”). Pike Street is an online Yellow Pages and lead generation provider for local merchants. The aggregate consideration pursuant to the Asset Purchase Agreement is an amount of cash equal to $12,500,000, 242,748 shares of Marchex’s Class B common stock (which was obtained by dividing $4,000,000 (the “Equity Consideration”) by the average of the last quoted sale price for shares of Marchex’s Class B common stock on the Nasdaq National Market for the ten trading days immediately prior to the closing) (the “Closing Market Price”) and 212,404 shares of Marchex’s Class B common stock (which was obtained by dividing $3,500,000 (the “Restricted Equity Consideration”) by the Closing Market Price). The Restricted Equity Consideration is subject to vesting over the three year period from the closing date and forfeiture upon the occurrence of certain events.

The Asset Purchase Agreement contains customary representations and warranties and requires Pike Street and the stockholders to indemnify Marchex for certain liabilities arising under the Asset Purchase Agreement, subject to certain limitations and conditions. At closing, Marchex deposited into escrow for a period of twelve months from the closing $1,250,000 in cash, 24,275 shares of Marchex’s Class B common stock issued as the Equity Consideration and 81,927 shares of Marchex’s Class B common stock issued as the Restricted Equity Consideration for the benefit of Pike Street and the stockholders to secure their respective indemnification and other obligations under the Asset Purchase Agreement.

Marchex has also agreed to use best efforts to file a registration statement to register the shares of Class B common stock issued as the Equity Consideration and Restricted Equity Consideration thereunder for resale with the SEC on or before June 5, 2005. In accordance therewith, Marchex filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on May 31, 2005 under the Securities Act of 1933, as amended, relating to 1,382,093 shares of Marchex’s Class B common stock which such shares included the shares of Equity Consideration and Restricted Equity Consideration issued to the Stockholders in connection with the Closing. Such registration statement was declared effective on July 7, 2005.

The acquisition consideration was determined by arms’ length negotiation between the parties. Marchex funded the cash portion of the acquisition consideration from cash on hand.

Marchex filed a Current Report on Form 8-K on May 2, 2005 announcing the completion of the acquisition of certain assets of Pike Street. The purpose of this Form 8-K/A is to amend the Current Report on Form 8-K filed on May 2, 2005 to include the financial statements and pro forma financial information required by Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The unaudited condensed financial statements of Pike Street Industries, Inc. as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 and the audited financial statements of Pike Street Industries, Inc. as of December 31, 2004 and for the years ended December 31, 2003 and 2004 are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements for Marchex, Inc. as of March 31, 2005 and for the year ended December 31, 2004 and the three months ended March 31, 2005 are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(c)	Exhibits.

Exhibit No.		Description

2.1	*	Asset Purchase Agreement, dated as of April 26, 2005, by and among Marchex, Inc., Pike Street Industries, Inc. and the holders of all of the issued and outstanding capital stock of Pike Street Industries, Inc.

23.1		Independent auditors’ consent.

99.1	*	Press Release, dated April 27, 2005.

99.2		The unaudited condensed financial statements of Pike Street Industries, Inc. as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 and the audited financial statements of Pike Street Industries, Inc. as of December 31, 2004 and for the years ended December 31, 2003 and 2004.

99.3		Marchex, Inc. unaudited pro forma condensed consolidated financial statements as of March 31, 2005 and for the year ended December 31, 2004 and the three months ended March 31, 2005.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2005	MARCHEX, INC.

	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

2.1	*	Asset Purchase Agreement, dated as of April 26, 2005, by and among Marchex, Inc., Pike Street Industries, Inc. and the holders of all of the issued and outstanding capital stock of Pike Street Industries, Inc.

23.1		Independent auditors’ consent.

99.1	*	Press Release, dated April 27, 2005.

99.2		The unaudited condensed financial statements of Pike Street Industries, Inc. as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 and the audited financial statements of Pike Street Industries, Inc. as of December 31, 2004 and for the years ended December 31, 2003 and 2004.

99.3		Marchex, Inc. unaudited pro forma condensed consolidated financial statements as of March 31, 2005 and for the year ended December 31, 2004 and the three months ended March 31, 2005.

*	Previously filed.